Exhibit 24.1
Limited Power of Attorney
Registration Statement on Form S-8
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of A. Schulman, Inc., a Delaware corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its shares of common stock for offering and sale pursuant to the A. Schulman, Inc. 2010 Value Creation Rewards Plan, hereby constitutes and appoints Joseph M. Gingo, Paul F. DeSantis and David C. Minc, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Effective the 11th day of January, 2011, unless otherwise indicated below.

/s/ Joseph M. Gingo	/s/ Paul F. DeSantis

Joseph M. Gingo	Paul F. DeSantis
Chairman, President, Chief Executive	Vice President, Chief Financial
Officer and Director	Officer and Treasurer
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)

/s/ David G. Birney	/s/ Eugene R. Allspach

David G. Birney	Eugene R. Allspach
Director

/s/ Gregory T. Barmore	/s/ Howard R. Curd

Gregory T. Barmore	Howard R. Curd
Director	Director

/s/ Michael A. McManus, Jr.	/s/ Lee D. Meyer

Michael A. McManus, Jr.	Lee D. Meyer
Director	Director

/s/ James A. Mitarotonda	/s/ Ernest J. Novak, Jr.

James A. Mitarotonda	Ernest J. Novak, Jr.
Director	Director

/s/ Irvin D. Reid	/s/ John B. Yasinsky

Irvin D. Reid	John B. Yasinsky
Director	Director